UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Arco Platform Limited

(Exact name of registrant as specified in its charter)

The Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Rua Elvira Ferraz 250, Sala 716, Vila Olímpia, São Paulo - SP, 04552-040, Brazil	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Shares, $0.00005 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file or Regulation A offering statement number to which this form relates (if applicable): 333-227007

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                                                         Description of Registrant’s Securities to be Registered.

The description of the securities to be registered that appears under the caption “Description of Share Capital” in the Prospectus forming a part of the Registration Statement on Form F-1, as originally filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2018, as amended from time to time (File No. 333-227007), including exhibits, and as may be subsequently amended from time to time (the “F-1 Registration Statement”), is hereby incorporated by reference. In addition, all of the above-referenced descriptions included in any Prospectus relating to the F-1 Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.                                                         Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ARCO PLATFORM LIMITED

Date: September 24, 2018

	By:	/s/ Ari de Sá Cavalcante Neto
		Name:	Ari de Sá Cavalcante Neto
		Title:	Chief Executive Officer